UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2005

SUNTRON CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-49651 (Commission File Number)	86-1038668 (IRS Employer Identification No.)
2401 WEST GRANDVIEW ROAD
PHOENIX, ARIZONA, 85023
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (602) 789-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.
     The Company announced on November 25, 2005 in a press release attached hereto as Exhibit 99.1 that, as a result of recent changes in the composition of its Board of Directors, it received a letter from the Nasdaq Staff on November 18, 2005 indicating that the Company fails to satisfy the continued listing requirement set forth in Marketplace Rule 4350, which requires that the Company’s Audit Committee be comprised of three independent directors. As a result of the recent Board changes there is a vacancy on the Company’s Audit Committee, which currently is comprised of two independent directors. The Nasdaq Staff informed the Company that it must add a third independent director to fill the vacancy prior to the earlier of November 8, 2006 or the Company’s next annual meeting of stockholders. The Company expects that it will be able to fill the vacancy within that time period.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 18, 2005, Enrique Zambrano resigned from the Company’s Board. Mr. Zambrano had served on the Company’s Compensation Committee.
Item 9.01 Financial Statements and Exhibits
           (a)     Financial Statements of Business Acquired.
                     Not Applicable.
           (b)     Pro Forma Financial Information
                     Not Applicable.
           (c)     Exhibits
                     Exhibit 99.1     Press Release from the registrant, dated November 25, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRON CORPORATION

Date: November 25, 2005	By: /s/ James A. Doran
Name: James A. Doran
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release from the registrant dated November 25, 2005.